Exhibit 10.12

Employment Agreement

Party A :

Legal representative :

Registered address:

Telephone :

Postcode:

Email:

Party B:

ID number :

Place of residence:

Current residence:

Contact number:

Post code:

Email:

According to the Labor Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China, and the Regulations on the Payment of Wages to Employees According to the relevant laws and regulations, both Party A and Party B, adhering to the principles of legality, fairness, equality, voluntary agreement, mutual consultation, and good faith, enter into this employment agreement and agree to abide by the terms stipulated herein.

Chapter I. Term of Employment Agreement

(I) Both parties agree to determine the term of this employment agreement as per one of the following options:

1. Fixed term:

2. No fixed term: from [ ].

3. Based on the completion of a specific task: From [ ] to the completion of the task. The marker for the completion of the task is [ ].

(II) The probation period is [ ] (if there is no probation period, fill in “none”). The probation period, if applicable, is included within the employment agreement period.

(III) Those who perform well during the probation period may apply to the company for regularization in advance.

(IV) During the probation period, if Party B meets any of the following conditions, Party A has the right to determine that Party B does not meet the employment conditions.

1. Dishonesty, such as false or concealed information in application materials (e.g., experience, certificates, work achievements) or discrepancies between probationary performance and application documents;

2. Negative work attitude, including absenteeism for more than half a day or failing to complete assigned tasks on time and to the required quality three or more times;

3. Poor teamwork skills, as assessed by two-thirds or more of the team or department;

4. Failure to meet other specific requirements as defined by Party A, the supervisor, or the job description.

5. Failing to meet standards set forth in Party A’s “Employee Probation Evaluation Form.”

(V) If the labor relationship is terminated during the probation period due to the reasons listed in item (IV) above , the company will notify the employee three days in advance. The termination will be documented in writing.

Chapter II Work Content and Work Location

(1) Party B agrees to Party A’s job assignment, with the role specified as [   ].

(ii) Party B’s work location : [   ].

Party B agrees to make necessary work arrangements and position adjustments to Party A according to work needs during the period of Party B’s employment with Party A.

Party B’s work location is at the above address, but due to work needs, Party B may be required to travel, work, or study at Party A’s affiliated companies, suppliers, customers, or other relevant locations domestically or abroad as needed for the role. Party B agrees to cooperate.

Chapter III Working Hours and Leave

(I) Both parties agree to determine Party B’s working hours as per one of the following options:

1. Standard working hours: Standard working hours: No more than 8 hours per day and 40 hours per week, with at least one day off each week.

2. Flexible working hours: As approved by the labor authority, flexible working hours will apply to Party B’s role.

3. Comprehensive working hours system: As approved by the labor authority, comprehensive working hours will apply to Party B’s role.

(II) If Party A needs to extend working hours due to production and operation needs, Article 41 of the Labor Law shall apply.

(III) Party B shall enjoy statutory holidays, marriage leave, maternity leave, bereavement leave and other holidays in accordance with the law.

(IV) Party B’s other rest and vacation arrangements : [ ].

Chapter IV Labor Remuneration

(I) Party A shall formulate a wage distribution system in accordance with the law and inform Party B. The wage paid by Party A to Party B shall not be lower than the wage announced by the municipal government.

(II) After negotiation between Party A and Party B, it is agreed that Party A will pay Party B’s wages as per one of the following options:

1. After the probation period, Party A will adopt a wage distribution method combining monthly wages and performance-based wages. The monthly wage will include base salary, position-related subsidies, performance pay, etc. Party B’s monthly wage during normal working hours is [ ] yuan. The probationary wage is [ ] yuan. Overtime pay will be calculated based on the base wage. Party A reserves the right to adjust the position-related allowances according to changes in Party B’s duties without prior confirmation from Party B.

2. Party B’s probationary salary is [ ] yuan. After the probation period, Party A will pay Party B’s salary on a monthly basis, and both parties agree to determine Party B’s salary as [ ] yuan per month.

(III) Party A shall pay wages for the previous month by the 15th day of each month. If statutory holidays such as National Day or Spring Festival delay bank operations, the payment date will be postponed to the third working day after the holiday.

(IV) Party B’s overtime wages and holiday wages shall be compensated according to the time off.

(V) Additional wage-related terms: [ ] (if none, write “none”).

Chapter V Social Insurance and Welfare Benefits

(1) Both parties shall participate in social insurance and make contributions in accordance with national and provincial regulations. Housing provident fund contributions will also be made as required.

(II) Party B’s share of social insurance contributions shall be deducted by Party A from Party B’s salary.

(III) The insurance premiums borne by Party B shall be deducted and paid by Party A when wages are paid. If there is no salary for the month, Party B shall remit their portion of the social insurance contributions to Party A by the specified deadline. Failure to pay on time will result in Party B bearing the consequences.

(IV) Party B is entitled to medical leave and benefits in case of illness or non-work-related injuries in accordance with applicable laws and regulations.

Chapter VI. Labor Protection, Working Conditions and Prevention of Occupational Hazards

(I) Party A shall provide a safe and hygienic workplace that complies with national safety and health standards and supply the necessary protective equipment to safeguard Party B’s safety and health during work.

(II) Party A shall ensure special labor protection for female employees and underage workers in accordance with relevant national, provincial and municipal regulations.

(III) Party B shall engage in [ ] and may be exposed to [ ] occupational hazards during their work. Party A shall adopt protective measures and arrange pre-employment, on-the-job, and post-employment health check-ups as required by the Ministry of Health. Party A shall bear the cost of these health check-ups and inform Party B of the results truthfully.

(IV) Party B has the right to refuse Party A’s illegal commands and orders to perform risky operations; Party B has the right to demand Party A to correct any behavior that endangers Party A’s life safety and physical health or report it to the relevant departments.

Chapter VII. Rules and Regulations

(1) Party A shall inform Party B of the rules and regulations formulated in accordance with the law.

(II) Party B shall comply with relevant national and local laws and regulations, as well as Party A’s company rules, perform their duties as required, improve their professional skills, and adhere to safety protocols and work ethics.

(III) Party B shall consciously abide by the relevant national, provincial and municipal regulations on family planning.

Chapter VIII. Changes to the Employment Agreement

Any amendments to this employment agreement shall be made in writing with mutual consent from both parties. Both parties shall retain one copy of the amended contract.

Chapter IX. Rescission and Termination of Employment Agreement

(1) The employment agreement may be terminated by mutual agreement between parties A and B.

(ii) Party B may terminate the employment agreement by giving Party A a written notice 30 days in advance; Party B may terminate the employment agreement by giving Party A a written notice 3 days in advance during the probation period.

(III) Party B may notify Party A to terminate the employment agreement if Party A is in any of the following circumstances:

1. Failure to provide labor protection or working conditions in accordance with the employment agreement;

2. Failure to pay labor remuneration in full and on time;

3. Failure to pay social insurance premiums for Party B in accordance with the law, and Party A still fails to pay after more than one month after Party B requests it to pay;

4. The rules and regulations violate the provisions of laws and regulations and damage the rights and interests of Party B;

5. Using fraud, coercion or taking advantage of others’ danger to make Party B enter into or change this employment agreement against Party B’s true intention; The same shall render the employment agreement invalid;

6. Exempting oneself from legal responsibilities and excluding Party B’s rights, thus rendering the employment agreement invalid;

7. Violation of mandatory provisions of laws and administrative regulations, rendering the employment agreement invalid;

8. Other circumstances under which Party B may terminate the employment agreement as provided for by laws and administrative regulations.

(IV) If Party A forces Party B to work by means of violence, threats or illegal restriction of personal freedom, or if Party A gives illegal instructions to force Party B to perform risky operations that endanger his personal safety, Party B may immediately terminate the employment agreement without notifying Party A in advance.

(V) If Party B is in any of the following circumstances, Party A may terminate this employment agreement and shall not pay Party B economic compensation

1. Proven to be unqualified for employment during the probation period;

2. Seriously violates Party A’s rules and regulations;

3. Is grossly negligent or engages in misconduct causing significant harm to Party A.;

4. Establishes a concurrent employment relationship with another employer, affecting their performance at Party A, and refuses to rectify this after notification.;

5. Uses fraud, coercion or taking advantage of others’ vulnerability to make Party A enter into or change this employment agreement against its true will;

6. Submits falsified documents during the recruitment process;

7. Is convicted of a crime.

(VI) Party A may terminate the employment agreement by providing 30 days’ written notice in any of the following circumstances, except for cases specified in Article 42 of the Employment Contract Law:

1. Party B, after completing medical treatment for an illness or non-work-related injury, is unable to perform the original job and cannot take up a new job assigned by Party A.

2. Party B is unable to perform duties even after training or reassignment to another position.

3. Significant changes to the objective circumstances on which the labor contract was based have occurred, rendering the contract unperformable, and after consultation, both parties fail to agree on amending the terms.

(VII) If Party A needs to reduce its workforce by 20 employees or more, or fewer than 20 but representing more than 10% of the total workforce, due to the following circumstances, Party A shall explain the situation to the trade union or all employees 30 days in advance, listen to their opinions, and report the workforce reduction plan to the local labor administration department, except for cases specified in Article 42 of the Employment Contract Law:

1. Reorganization under bankruptcy proceedings according to the Enterprise Bankruptcy Law.

2. Serious production or operational difficulties.

3. Enterprise restructuring, major technological upgrades, or changes in business methods, resulting in a necessary reduction in labor.

4. Other significant changes in economic circumstances that were the basis for the labor contract, making its performance impossible.

(VIII) The employment agreement shall be terminated in any of the following circumstances:

1. During the probation period;

2. When the employment agreement expires, the labor relationship between Party A and Party B will be automatically terminated and neither party will pay compensation.

3. Party B reaches the statutory retirement age;

4. Party B dies, or is declared dead or missing by the People’s Court;

5. Party A is declared bankrupt according to law;

6. Party A’s business license is revoked, it is ordered to close, or it is revoked, or Party A decides to dissolve early;

7. Other circumstances prescribed by laws and administrative regulations.

Chapter X. Economic Compensation

If Party A and Party B terminate or cancel this employment agreement, the standard for the payment of economic compensation shall be in accordance with the Employment agreement Law and the national, provincial and local laws and regulations. Party A shall pay economic compensation to Party B according to law.

Chapter XI. Rescission and Termination Procedures of Employment Agreement

If both parties terminate this employment agreement, Party B shall handle the work handover procedures as agreed by both parties. The employment agreement termination certificate issued by Party A shall specify the employment agreement term, termination period, and the reasons for termination. The date of termination or expiration of the employment agreement, job position, and years of service in the company.

Chapter XII. Dispute Settlement

If a labor dispute occurs between Party A and Party B, they should first negotiate to resolve it. If the negotiation fails, they can seek a solution from the labor union of the unit or You can apply for mediation to the Labor Dispute Mediation Committee or directly apply for arbitration to the Labor Dispute Arbitration Committee . The place of arbitration and litigation is Harbin.

Chapter XIII. Other matters that both parties consider necessary to agree upon:

1. If Party B is deemed unfit for their role, Party A has the right to assign Party B to suspension for retraining or position reassignment. During the suspension period, Party B will not participate in performance evaluations and will only receive their base salary. If a position adjustment is made, Party B shall accept the corresponding salary adjustment.

2. Party A may adjust Party B’s working hours appropriately within the legally permitted time limits based on work requirements.

3. During the contract term and any agreed service period, as well as the non-compete period, Party B shall not disclose Party A’s trade secrets in any form. Any violations will be considered a serious breach of company regulations and agreements, and Party B shall bear the responsibilities outlined in the contract and related agreements.

4. Other administrative and human resources management regulations signed by Party B during employment, as well as documents referenced by Party A, shall be considered annexes to this contract.

5. If Party B fails to complete assigned tasks or refuses to accept reasonable assignments, disciplinary actions will be taken in accordance with company policy, including termination without severance. If Party B intends to resign for personal reasons, they must submit a written application at least one month in advance and complete all handover and exit formalities. If the handover process is incomplete, 30% of their wages will be withheld until all procedures are finalized, as per relevant government regulations.

6. Documents such as the “Confidentiality Agreement,” “Employee Handbook,” and other administrative regulations signed during Party B’s employment shall be considered as annexes to this contract.

Chapter XIV. Other Contents Agreed by the Parties

(I) Party B guarantees that the following information provided to Party A is truthful, accurate, and reliable. If found to be false, Party B shall bear full responsibility:

1. No criminal record or history of misconduct.

2. No history of alcoholism, drug abuse, or other behaviors that violate public moral standards.

3. Clear identification of personal status, residential address, and family relationships.

4. Possession of the education, physical condition, and qualifications required to perform the job.

(II) Female employees in service positions who have not given birth may, within six months before childbirth, request a job reassignment if they wish to continue working. Party A will arrange the job reassignment based on actual conditions. If Party B refuses the reassignment, the labor contract will be automatically terminated.

Chapter XV. Others

(I) Any matters not covered in this employment agreement or any clause in the employment agreement that conflicts with the current laws and regulations shall be governed by the current laws and regulations.

(II) This employment agreement shall come into effect from the date when both parties sign and seal it. Any alteration or signing without written authorization shall be invalid.

(III) This employment agreement is made in two copies, one for each party.

Party A: (Seal)	Party B: (Signature)

Legal representative:	Press fingerprint:

Date:	Date: